August 23, 2018 Investor Presentation Exhibit 99.1

When used in this presentation and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California Inc. and its affiliates (“BANC,” the “Company,” “we,” “us” or “our”). By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.  Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) an ongoing investigation by the SEC may result in adverse findings, reputational damage, the imposition of sanctions, increased costs and other negative consequences; (ii) management time and resources may be diverted to address the ongoing SEC investigation as well as any related litigation, litigation initiated by stockholders and other litigation, as well as the threat of litigation; (iii) the costs and effects of litigation, including settlements and judgments; (iv) our performance may be adversely affected by the management transition we have recently undergone; (v) risks that the Company’s merger and acquisition transactions may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all; (vi) risks that funds obtained from capital raising activities will not be utilized efficiently or effectively; (vii) the risk that the savings we actually realize from our recently announced reduction in force and planned reduction in use of third party advisors will be less than anticipated and the risk that the costs associated with the reduction in force will be greater than anticipated; (viii) a worsening of current economic conditions, as well as turmoil in the financial markets; (ix) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risks of lending activities, including but not limited to the risk of fraud, any of which credit and operational risks may lead to increased loan and lease delinquencies, losses and non-performing assets in our loan and lease portfolio, and may result in our allowance for loan and lease losses not being adequate to cover actual losses and require us to materially increase our loan and lease loss reserves; (x) the quality and composition of our securities portfolio; (xi) changes in general economic conditions, either nationally or in our market areas, or changes in financial markets; (xii) continuation of or changes in the historically low short-term interest rate environment, changes in the levels of general interest rates, volatility in the interest rate environment, the relative differences between short- and long-term interest rates, deposit interest rates, and our net interest margin and funding sources; (xiii) fluctuations in the demand for loans and leases, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area; (xiv) our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities; (xv) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, increase our allowance for loan and lease losses, write-down asset values, or increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, any of which could adversely affect our liquidity and earnings; (xvi) legislative or regulatory changes that adversely affect our business, including, without limitation, changes in tax laws and policies and changes in regulatory capital or other rules, as well as additional regulatory burdens, including those that result from being larger than $10 billion in total assets; (xvii) our ability to control operating costs and expenses; (xviii) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xix) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xx) the network and computer systems on which we depend could fail or experience a security breach; (xxi) our ability to attract and retain key members of our senior management team; (xxii) increased competitive pressures among financial services companies; (xxiii) changes in consumer spending, borrowing and saving habits; (xxiv) adverse changes in the securities markets; (xxv) earthquake, fire or other natural disasters affecting the condition of real estate collateral; (xxvi) the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions; (xxvii) inability of key third-party providers to perform their obligations to us; (xxviii) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board (FASB) or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; (xxix) share price volatility and reputational risks, related to, among other things, speculative trading and certain traders shorting our common shares and attempting to generate negative publicity about us; (xxx) war or terrorist activities; and (xxxi) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described from time to time in other documents that we file with or furnish to the SEC. You should not place undue reliance on forward-looking statements, and we undertake no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made. Forward-looking Statements

Market information as of 8/14/2018. Annualized dividend yield. Financial information as of June 30, 2018. Total loans held for investment. Ticker: NYSE: BANC Market Cap: $1,013.2 million - Price Per Share: $20.00 - Dividend Yield: 2.60% Our Franchise WE ARE CALIFORNIA’S BANK Highlights California Footprint Market Information1 Branch Overview (34 Branches) Los Angeles (19 Branches) Orange (10 Branches) San Diego (4 Branches) Santa Barbara (1 Branch) Los Angeles San Diego Santa Barbara Orange Financial Information2 Total Assets: $10.3 billion Total Deposits: $7.1 billion Total Loans: $7.0 billion Corporate Profile Awards and Recognition Outstanding CRA Rating

Experienced Commercial Banking Leadership

Recent Changes Provide Fresh Perspectives Company-wide

★ New Since 2017

Business Management Team

	Name	Position	Officer Type	Years with BANC	Industry Experience
★	Douglas H. Bowers	President & CEO	Section 16 Officer	1 Year	35 Years
★	John A. Bogler	Chief Financial Officer	Section 16 Officer	<1 Year	30 Years
★	Jason Pendergist	Head of Commercial Banking	Section 16 Officer	<1 Year	17 Years
	Hugh F. Boyle	Chief Risk Officer	Section 16 Officer	4 Years	30 Years
	Angelee J. Harris	General Counsel	Section 16 Officer	5 Years	16 Years
★	Kris A. Gagnon	Chief Credit Officer	Section 16 Officer	<1 Year	30 Years
★	Rita Dailey	Head of Deposits & Treasury Management Services	Section 16 Officer	<1 Year	25 Years
★	Jim Hazboun	Chief Human Resources Officer	Other Senior Officer	<1 Year	20 Years
★	Leticia Aguilar	Head of Community Banking	Other Senior Officer	<1 Year	45 Years

Board of Directors

	Name	Committees	Tenure	Experience
	Robert D. Sznewajs	Chair of Board (1 Year) Audit, Compensation	5 Years	>40 years in Banking; Formerly CEO of West Coast Bancorp and Vice Chair U.S. Bancorp
	Halle J. Benett	Audit, Nominating & Governance, ALCO	4 Years	>20 years in Financial Services; Head of Financial Services Investing at Melody
★	Douglas H. Bowers	ALCO, Credit, Risk	1 Year	Formerly CEO of Square 1 and 29 years at Bank of America
★	Mary A. Curran	Credit, Risk	1 Year	>30 years in banking, previously Union Bank; Including as CRO for Corporate Banking
★	Bonnie G. Hill	Compensation, Nominating & Governance	1 Year	>25 years in Corporate Governance; Former Director of Home Depot, Yum, and AK Steel
★	Richard J. Lashley	Audit, Nominating & Governance, ALCO	1 Year	Co-Founder & Managing Member of PL Capital Advisors (6.8% BANC holder); Director of MutualFirst Financial, Former Director of Numerous Other Banks
	Jonah F. Schnel	Nominating & Governance, Credit, Risk, CRA	5 Years	Chairman & President of Fast A/R Funding; National Capital Management
★	W. Kirk Wycoff	Compensation, Nominating & Governance, ALCO, Risk	1 Year	Managing Partner of Patriot Financial (5.7% BANC holder); Former Chairman & CEO of Continental Bank Holdings; Director of Guaranty Bancorp, U.S. Century Bank, Former Director of Numerous Other Banks

3

Strong Organic Loan Growth Continuation of Balance Sheet Re-Mix Disciplined Expense Management Held for investment loans grew by $105 million, or 2% QoQ (6% annualized) – Gross loan commitment originations of $765 million at an average production yield of 5.05% Sold $204 million of performing SFR/MF loans to manage interest rate risk Second quarter noninterest expense totaled $62.6 million Non-recurring expenses of $6.4 million including $1.5 million of net legal and professional fees, a $0.4 million legal settlement expense, $0.5 million charge to write off certain software models related to DFAST, and $4.0 million restructure expense associated with the reduction in force executed on June 26th Credit and Capital Net charge-offs totaled $738,000, including $372,000 related to performing loan sale NPAs1/Assets of 0.22% and ALLL / Loans1 increased to 0.81%, up from 0.71% a year ago Total delinquencies (delinquent non-PCI loans to total non-PCI loans) declined to 0.38% from 0.63% at the end of the prior quarter Common Equity Tier 1 ratio of 9.90% Second Quarter 2018 Highlights Further Progress Towards a Core Commercial Bank Platform Managing Talent Hired Jim Hazboun as Chief Human Resources Officer Promoted Jason Pendergist to Head of Commercial Banking Reduced securities by $127 million for the quarter, driven by a net decline in collateralized loan obligation securities (“CLOs”) from sale and call activity totaling $74 million and the sale of $41 million of commercial mortgage-backed securities (“CMBS”) Reduced FHLB advances by $100 million due to improved core deposit growth Held for investment Core deposit balances increased by $357 million, and brokered deposit balances declined by $332 million Stabilization of Core Deposits

Dollars in millions Total Assets1 Strategic Asset Re-Mix Continues Re-Mix of Balance Sheet Toward Core HFI Loans Through Reduced Securities Q2 Strategic Balance Sheet Re-Mix Activities 1 2 Securities declined by $127 million, including: - Sale of $41 million of CMBS - CLO net runoff of $74 million Increased overall HFI loans by $105 million, or 2% from the prior quarter 1 2

BANC Strategic Roadmap: Scorecard

Building Core Earnings Power for Sustainable Growth and Returns Over the Long Term

Strategy Components	Tracking Guideposts	1st Half 2018 Results
Build Core Deposits	Core Deposit Balance Growth	Core deposits increased $413 million In Q1, completed the run-off of $207 million of legacy high-rate, high volatility deposits Brokered deposits declined $363 million
Amplify Lending	Annual Net Loan Growth	HFI loan growth of $377 million, or 11% annualized
	Loan Originations	$1.63 billion of gross loan commitment originations
	Securities / Assets (%)	Securities / assets of 22%, down from 25% at YE
Normalize Expenses	Noninterest Expenses[1] / Average Assets	NIE[1] / average assets of 2.21%, down from 2.33% at Q4'17 Continuing to invest in sales and originations while driving efficiencies in support area
Creating Stockholder Value	ROAA	0.46%
	ROATCE[2]	4.18%
	Aligned Incentive Plan	2018 Annual Incentive Plan targets published: Core deposit growth, ROAA, loan growth, adjusted efficiency ratio (%). Additional gating criteria for CET1 ratio (%) and non-performing assets (%).

1 Operating expenses, non-GAAP measure, see reconciliation on slide 23.
2 Non-GAAP measure, see reconciliation on slide 22.

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Dollars in millions Core deposits defined as non-brokered deposits Deposit Composition1 Change 2Q18 vs. 1Q18 $332 $357 Build Core Deposits: Stabilized Core Deposit Base Core Deposits Increased by $357 Million in the Quarter, While Brokered Declined by $332 Million BANC 2

Dollars in millions Includes Construction Gross loan commitment originations YTD gross loan production3 of $1.63 billion at 5.01% average production yield Loans Held for Investment1 Loans Held for Investment1 25% 14% 28% 32% +2% Q/Q Amplify Lending: Growing Loan Balances Loan Production Efforts Driving Higher Loan Balances BANC Loan Production Yields Above Loan Portfolio Yields 1% 26% 14% 28% 31% 1%

Strong Credit and Capital Are Hallmarks of BANC Strong Credit Quality Coupled with Strong Capital Position NPAs/Assets1,2 Tangible Equity / Tangible Assets1,3 Peer Median: 9.4% Source: SNL Financial; Peers include US banks with assets between $9.5bn-13.0bn as of Q2 2018. Non-performing assets ex restructured loans / Total Assets. BOFI as of Q1 2018. Tangible Equity / Tangible Assets is Non-GAAP measure. See reconciliation on slide 21. Note: On August 15, 2018 the Company announced the redemption all 40,250 outstanding shares of its Series C Preferred Stock (which will result in the simultaneous redemption of all 1,610,000 of the outstanding related depositary shares, each representing a 1/40th interest in a share of Series C Preferred Stock), at an aggregate price of $40,250,000 and a redemption date of September 17, 2018.

Loss on investments in alternative energy partnerships create tax credits to offset expense incurred. Continuing operations operating expense less non-recurring adjustments. Non-GAAP measure: Reconciliation table above. Continuing operations noninterest expense excluding loss on investments in alternative energy partnerships, annualized, over average consolidated assets. Non-Recurring Adjustments to Continuing Operations Expenses ($ in millions) Noninterest Expense - Continuing Operations Q2 non-recurring adjustments Q2 Operating Expense2 Salaries and employee benefits $ 29.4 $ 29.4 Occupancy and equipment 7.9 7.9 Professional fees 6.3 $ (1.5) 4.8 Data processing 1.7 1.7 Advertising 2.9 2.9 Regulatory assessments 2.2 2.2 Provision (reversal) for loan repurchases (0.2) (0.2) Amortization of intangible assets 0.8 0.8 Restructuring expense 4.0 (4.0) 0.0 All other expense 5.8 (0.9) 4.9 Total Noninterest Expense (ex-loss on investments in alternative energy partnerships) $ 60.7 $ (6.4) $ 54.3 Loss on investments in alternative energy partnerships1 $ 1.8 Total Noninterest Expense (reported) $ 62.5 NIE / Average Assets3 Normalize Expenses: Leveraging Expenses Efficiently Simplifying Operating Model and Delivering Operational Efficiencies BANC

BANC

Creating Stockholder Value: Strategic Target Tracking

Focused on Building Core Earnings Power for Sustainable Growth and Returns Over the Long Term

Financial Metric	Long-Term Strategic Operating Targets	1st Half 2018	Plan Tracking	Comments
Growth / Balance Sheet:				
- Loan Growth (HFI)[1]	*Mid-Teens*	+11%		Loan sales temporarily slowed growth
- Deposit Growth (ex-brokered)[2]	*Low-to-Mid Teens*	+15%		Early Innings of Deposit & Treasury Management Build Out
- Securities / Total Assets	15% - 20%	22%		Trending Toward Target
Operating Metrics:				
- NIM	*3.00% – 3.20%*	3.00%		Improved earning asset pricing Core deposits better priced than wholesale funding
- NIE[3] / Average Assets	*<2.00%*	2.21%		Trending Toward Target
- Tax Rate	*20 – 25%*	---		Expect FY 2018 Tax Rate Normalization in the 2nd Half
Returns:				
- ROAA	*1%+*	0.46%		
- ROATCE[4]	*12%+*	4.18%		Redeeming Series C Preferred Equity ($40.25mm) on 9/17/18

1 Annualized 2 Annualized ex-brokered, ex-IB run off deposits 3 Continuing operations noninterest expenses excluding loss on investments in alternative energy partnerships, annualized, over average consolidated assets. See page 23 for Non-GAAP reconciliation. 4 Non –GAAP measure, see page 22 for reconciliation.

11

Appendix

Net Interest Margin Stabilized Benefiting from Re-mix of Securities to Loans and Wholesale Funding to Core Deposits Net Interest Margin Components Interest Earning Assets1 Average, dollars in billions Includes loans held for sale and other interest-earning assets Dollars in millions, consolidated operations Interest Income3 2

($ in millions) Continuing Operations (reported) Q2 adjustments1 Q2 Operating Earnings from Continuing Operations2 Normalized Tax Rate at 20%2 Net interest income $ 72.8 $ 72.8 Provision for loan and lease losses 2.7 2.7 Total noninterest income 8.1 (2.4)4 5.7 Total noninterest expense (ex-loss on investments in alternative energy partnerships) $ 60.7 $ (6.4) $ 54.3 Loss on investments in alternative energy partnerships3 1.8 (1.8) --- Total noninterest expense 62.5 (8.2) 54.3 Pre-tax income $ 15.6 $ 5.8 $ 21.5 Income tax expense3 1.8 2.5 4.3 Net income $ 13.9 $ 3.3 $ 17.2 Diluted earnings per total common share $ 0.16 $0.23 Includes non-recurring items, loss on investments in alternative energy partnerships, and income tax expense required to reach a normalized rate of 20%. Non-GAAP measure: Reconciliation table above. Loss on investments in alternative energy partnerships create tax credits to offset expense incurred. 4 Includes $0.3 million benefit from security sales and a $2.1 million legal settlement. Focusing on Core, Sustainable Returns Q2 Including Non-Recurring Items Shown Below Diluted EPS – Continuing Operations Reported Adjusted for non-recurring items

Nonperforming Assets1 Asset Quality Remains Strong and Stable Disciplined Credit Culture Continues to Drive Strong Asset Quality Dollars in millions, held for investment NPAs / Equity ALLL and NPL Coverage Total Delinquent Loans / Total Loans

Tangible Equity / Tangible Assets1 -1% Solid Capital Ratios Exceeding Basel III Guidelines These ratios do not reflect the impending redemption of the Series C preferred stock Common Equity Tier 1 Ratio (CET1) +1% Tangible Common Equity / Tangible Assets1 -2% Tier 1 Risk-Based Capital Ratio +1% Non-GAAP measure. Reconciliation on slide 22.

Securities Portfolio Yield Benefiting from CLO Quarterly Rate Reset Dollars in millions Based on book value balances of rated securities, data at June 30, 2018 Dollars in billions Securities Portfolio Detail1 Security Type Book Value 1Q18 Book Value 2Q18 Q2 Change Fair Value 2Q18 Book Yield 2Q18 Duration 2Q18 Gov’t & Agency (Agency MBS) $ 495 $ 486 ($ 9) $ 458 2.55% 7.18 CLOs 1,744 1,677 (67) 1,680 4.17% 0.12 CMBS 201 161 (40) 158 3.79% 6.13 Other 1 1 --- 1 n/m n/m Total Securities 2,441 2,325 (116) 2,297 3.81% 2.01 Portfolio Profile2 Credit Rating Portfolio Average Balances and Yields3 Composition

BANC Fast Facts & Preferred Equity Capital Structure

($ in millions)[1]	2Q18	1Q18	4Q17	3Q17	2Q17
Total Assets[2]	$10,319	$ 10,329	$ 10,328	$ 10,280	$ 10,366
Securities	2,297	2,425	2,575	2,756	2,915
Loans Held for Investment	7,036	6,931	6,659	6,227	5,956
Deposits	7,136	7,110	7,293	7,404	8,045
Net Interest Income	72.8	71.4	73.2	75.0	75.5
Provision for Loan and Lease Losses	2.7	19.5	5.1	3.6	2.5
Non Interest Income	8.1	8.6	5.7	18.4	5.7
Noninterest Expense[3,4]	60.7	59.8	62.4	67.3	66.6
Loss on Investments in Alternative Energy Partnerships	1.8	n/m	4.0	8.3	9.8
Noninterest Expense – Reported	62.5	59.8	66.4	75.7	76.3
Net Income	13.9	7.1	10.9	18.1	15.1
Diluted Earnings Per Share	$0.16	$ 0.03	$ 0.11	$ 0.25	$ 0.20
Return on Average Assets[2]	0.58%	0.34%	0.44%	0.67%	0.46%
Efficiency Ratio[2,5]	73.5%	65.7%	75.5%	72.5%	80.5%

Preferred Equity	Class / Series	CUSIP	Issue Date	Amount Out ($000)	Dividend Rate / Coupon (%)	First Callable Date
Preferred Equity: Non-Cumulative, Perpetual	E	05990K874	2/8/2016	125,000	7.00%	3/15/2021
Preferred Equity: Non-Cumulative, Perpetual	D	05990K882	4/8/2015	115,000	7.375%	6/15/2020
Preferred Equity: Non-Cumulative, Perpetual	C*	05990K403	6/12/2013	40,250	8.00%	9/15/2018
Total Preferred Equity				**$ 280,250**		

* Preferred Equity Series C will be redeemed on September 17, 2018.

1 All figures from Continuing Operations unless noted; dollars in millions unless noted per share or percentage.
2 Consolidated operations; Efficiency ratio adjusted for including the pre-tax effect of investments in alternative energy partnerships .
3 Excluding loss on investments in alternative energy partnerships . 4 Non-GAAP measure. Reconciliation within table above. 5 Non-GAAP measure. Reconciliation on slide 20.

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This presentation contains certain financial measures determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). These measures include noninterest expense from continuing operations, operating expense from continuing operations, and diluted earnings per share from continuing operations, adjusted for non-recurring items, each excluding loss on investments in alternative energy partnerships and the latter two also reflecting adjustments for non-recurring items. Management believes that these particular measures provide useful supplemental information in understanding our core operating performance. These measures should not be viewed as substitutes for measures determined in accordance with GAAP, nor are they necessarily comparable to non‐GAAP measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 10, 14 and 20 of this presentation. Non-GAAP measures in this presentation also include tangible equity to tangible assets, tangible common equity to tangible assets, return on average tangible common equity, and adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships. These particular measures are used by management in its analysis of the Company's capital strength and the performance of the Company’s businesses. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of these measures excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital and financial strength of the Company and the performance of its businesses. These measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 20-23 of this presentation. Non-GAAP Financial Information

(in thousands) 2Q18 1Q18 4Q17 3Q17 2Q17 Noninterest expense $ 62,554 $ 59,812 $ 66,424 $ 79,008 $ 98,216 Gain (loss) on investments in alternative energy partnerships, net (1,808) 34 (3,995) (8,348) (9,761) Adjusted noninterest expense $ 60,746 $ 59,846 $ 62,429 $ 70,660 $ 88,455 Net interest income $ 72,953 $ 71,624 $ 73,246 $ 75,953 $ 78,296 Noninterest income 9,168 10,452 6,429 18,827 19,817 Total revenue 82,121 82,076 79,675 94,780 98,113 Tax credit from investments in alternative energy partnerships 1,912 7,323 4,908 8,777 15,681 Deferred tax expense on investments in alternative energy partnerships (211) (769) (859) (1,536) (2,744) Tax effect on tax credit and deferred tax expense 631 2,422 3,004 3,804 8,584 Gain (loss) on investments in alternative energy partnerships, net (1,808) 34 (3,995) (8,348) (9,761) Total pre-tax adjustments for investments in alternative energy partnerships 524 9,010 3,058 2,697 11,760 Adjusted total revenue $ 82,645 $ 91,086 $ 82,733 $ 97,477 $ 109,873 Efficiency ratio 76.17% 72.87% 83.37% 83.36% 100.10% Adjusted efficiency ratio including the pre-tax effect of investments in alternative energy partnerships 73.50% 65.70% 75.46% 72.49% 80.51% Effective tax rate utilized for calculating tax effect on tax credit and deferred tax expense 27.07% 26.98% 42.59% 34.44% 39.89% Non-GAAP Reconciliation Adjusted Efficiency Ratio Including the Pre-tax Effect of Investments in Alternative Energy Partnerships

(in thousands) 2Q18 1Q18 4Q17 3Q17 2Q17 Tangible common equity to tangible assets ratio Total assets $ 10,319,280 $ 10,329,319 $ 10,327,852 $ 10,280,028 $ 10,365,768 Less goodwill (37,144) (37,144) (37,144) (37,144) (37,144) Less other intangible assets (7,683) (8,510) (9,353) (10,219) (11,135) Tangible assets $ 10,274,453 $ 10,283,665 $ 10,281,355 $ 10,232,665 $ 10,317,489 Total stockholders’ equity $ 988,688 $ 993,756 $ 1,012,308 $ 1,013,908 $ 1,006,292 Less goodwill (37,144) (37,144) (37,144) (37,144) (37,144) Less other intangible assets (7,683) (8,510) (9,353) (10,219) (11,135) Tangible equity 943,861 948,102 965,811 966,545 958,013 Less preferred stock (269,071) (269,071) (269,071) (269,071) (269,071) Tangible common equity $ 674,790 $ 679,031 $ 696,740 $ 697,474 $ 688,942 Tangible equity to tangible assets 9.19% 9.22% 9.39% 9.45% 9.29% Tangible common equity to tangible assets 6.57% 6.60% 6.78% 6.82% 6.68% Non-GAAP Reconciliation Tangible Common Equity to Tangible Assets and Tangible Equity to Tangible Assets

Non-GAAP Reconciliation

Return on Average Tangible Common Equity

(in thousands)	1st Half 18	2Q18	1Q18	4Q17	3Q17	2Q17
Return on Average Tangible Common Equity						
Average total stockholders' equity	$ 1,010,355	$ 1,000,856	$ 1,019,961	$ 1,014,368	$ 1,005,462	$ 1,014,267
Less average preferred stock	(269,071)	(269,071)	(269,071)	(269,071)	(269,071)	(269,071)
Less average goodwill	(37,144)	(37,144)	(37,144)	(37,144)	(37,144)	(37,144)
Less average other intangible assets	(8,539)	(8,110)	(8,972)	(9,788)	(10,760)	(11,808)
Average tangible common equity	$ 695,601	$ 686,531	$ 704,774	$ 698,365	$ 688,487	$ 696,244
Net income	$ 23,338	$ 14,780	$ 8,558	$ 11,302	$ 16,949	$ 12,257
Less preferred stock dividends	(10,226)	(5,113)	(5,113)	(5,113)	(5,112)	(5,113)
Add amortization of intangible assets	1,670	827	843	866	916	1,056
Add impairment of intangible assets	---	---	---	---	---	---
Less tax effect on amortization and impairment of intangible assets	(351)	(174)	(177)	(303)	(321)	(370)
Net income available to common stockholders	$ 14,431	$ 10,320	$ 4,111	$ 6,752	$ 12,432	$ 7,830
Return on average equity	4.66%	5.92%	3.40%	4.42%	6.69%	4.85%
Return on average tangible common equity	4.18%	6.03%	2.37%	3.84%	7.16%	4.51%
Effective tax rate utilized for calculating tax effect on amortization and impairment of intangible assets	21.00%	21.00%	21.00%	35.00%	35.00%	35.00%

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(in millions) 1st Half 18 2Q18 1Q18 4Q17 Operating Expense (NIE) Total non-interest expense $ 122.3 $ 62.5 $ 59.8 $ 66.4 Less loss on investments in alternative energy partnerships (1.8) (1.8) 0.03 (4.0) Less non-recurring items (7.4) (6.4) (1.0) (3.3) Salaries and employee benefits 0.9 0.9 (0.3) Professional fees (5.9) (1.5) (4.4) (0.3) Provision (reversal) for loan repurchases 1.8 1.8 Restructuring expense (4.0) (4.0) Other expense (0.2) (0.9) 0.7 (2.7) Total operating expense (NIE) $ 113.1 $ 54.3 $ 58.8 $ 59.1 Total operating expense (NIE) annualized $ 226.2 $ 217.2 $ 235.2 $ 236.4 NIE1 / Average Assets 2.21% 2.12% 2.29% 2.33% Non-GAAP Reconciliation Non-Interest Expense / Average Assets Continuing operations noninterest expenses excluding loss on investments in alternative energy partnerships, annualized, over average consolidated assets.